Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ATEL 17, LLC (the “Company”) on Form 10-Q for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paritosh K. Choksi, Director, Executive Vice President and Chief Financial Officer and Chief Operating Officer of ATEL Managing Member, LLC, Managing Member of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025

/s/ Paritosh K. Choksi
Paritosh K. Choksi
Director, Executive Vice President and Chief
Financial Officer and Chief Operating Officer
of ATEL Managing Member, LLC (Managing Member)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.